Exhibit 99.1

KONTOOR BRANDS ANNOUNCES $300 MILLION SHARE REPURCHASE PROGRAM

GREENSBORO, N.C. - December 11, 2023 - Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today reported that the Company’s Board of Directors has authorized a share repurchase program of up to $300 million of the Company’s common stock. The new repurchase authorization replaces the existing share repurchase program announced on August 5, 2021.
“Today’s announcement of a $300 million share repurchase program illustrates our enhanced capital allocation optionality and reflects the strong cash flow generation of our business, while underscoring Kontoor’s unrelenting focus on delivering superior Total Shareholder Return over time,” said Scott Baxter, President, Chief Executive Officer and Chair of Kontoor Brands.
The share repurchase program approved by the Company’s Board of Directors authorizes the repurchase of up to $300 million of the Company’s outstanding common stock. The timing and amount of repurchases will be determined by the Company based on its evaluation of market conditions, continued compliance with its debt covenants and other factors. The program does not have an expiration date but may be suspended, modified or terminated at any time without prior notice. The Company expects to fund repurchases through cash flow generated from operations.
About Kontoor Brands
Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.
Forward-Looking Statements
Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as required under the U.S. federal securities laws. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: macroeconomic conditions, including inflation, rising interest rates, recessionary concerns, fluctuating foreign currency exchange rates and distress in global credit and banking markets, as well as ongoing global supply chain disruptions, labor challenges, the COVID-19 pandemic and geopolitical events, continue to adversely impact global economic conditions and have had, and may continue to have, a negative impact on the Company’s business, results of operations, financial condition and cash flows (including future uncertain impacts); the level of consumer demand for apparel; supply chain and shipping disruptions, which could continue to result in shipping delays, an increase in transportation costs and increased product costs or lost sales; reliance on a small number of large customers; the COVID-19 pandemic continues to negatively affect the Company’s business and could continue to result in supply chain disruptions, reduced consumer traffic and purchasing, closed factories and stores, and reduced workforces (including future uncertain effects); intense industry competition; the ability to accurately forecast demand for products; the Company’s ability to gauge consumer preferences and product trends, and to respond to constantly changing markets; the Company’s ability to maintain the images of its brands; increasing pressure on margins; e-commerce operations through the Company’s direct-to-consumer business; the financial difficulty experienced by the retail industry; possible goodwill and other asset impairment; the ability to implement the Company’s business strategy; the stability of manufacturing facilities and foreign suppliers; fluctuations in wage rates and the price, availability and quality of raw materials and contracted products; the reliance on a limited number of suppliers for raw material sourcing and the ability to obtain raw materials on a timely basis or in sufficient quantity or quality; disruption to distribution systems; seasonality; unseasonal or severe weather conditions; the Company's and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; ability to properly collect, use, manage and secure consumer and employee data; foreign currency fluctuations; disruption and volatility in the global capital and credit markets and its impact on the Company's ability to obtain short-term or long-term financing on favorable terms; the impact of climate change and related legislative and regulatory responses; legal, regulatory, political and economic risks; changes to trade policy, including tariff and import/export regulations; compliance with anti-bribery, anti-corruption and anti-money laundering laws by the Company and third-party suppliers and manufacturers; changes in tax laws and liabilities; the costs of compliance with or

Exhibit 99.1
the violation of national, state and local laws and regulations for environmental, consumer protection, employment, privacy, safety and other matters; continuity of members of management; labor relations; the ability to protect trademarks and other intellectual property rights; the ability of the Company’s licensees to generate expected sales and maintain the value of the Company’s brands; the Company maintaining satisfactory credit ratings; restrictions on the Company’s business relating to its debt obligations; volatility in the price and trading volume of the Company’s common stock; anti-takeover provisions in the Company’s organizational documents; and fluctuations in the amount and frequency of our share repurchases.
Many of the foregoing risks and uncertainties will be exacerbated by any worsening of the global business and economic environment. More information on potential factors that could affect the Company's financial results are described in detail in the Company’s most recent Annual Report on Form 10-K and in other reports and statements that the Company files with the SEC.

Contacts

Investors:
Joseph Alkire, (336) 332-3267
EVP, Chief Financial Officer
Joseph.Alkire@kontoorbrands.com
or
Media:
Julia Burge, (336) 332-5122
Director, External Communications
Julia.Burge@kontoorbrands.com

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